UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

June 04, 2013
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
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Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

This is the first page of a 3 page document.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On June 3, 2013 the Board of Directors of John Wiley & Sons, Inc. (the “Company”) announced that John Kritzmacher, former CFO of Lucent Technologies, Inc. and Global Crossing, Ltd., has been named as the Company’s next Executive Vice President and Chief Financial Officer, effective July 1, 2013.  Ellis Cousens, the Company’s current CFO and Chief Operations Officer will retain responsibility for certain global operations and oversee the Company’s restructuring program until his previously announced retirement at the end of fiscal year 2014.

On May 29, 2013, the Executive Compensation and Development Committee of the Company formally approved an employment agreement for Mr. Kritzmacher, in connection with his being appointed Executive Vice President and Chief Financial Officer of the Company. The terms of compensation include the following:

·	A base salary of $600,000
·	A target incentive of 90% of base salary
·	A one-time grant of 12,500 restricted shares, such shares to vest 50% on June 17, 2015 and 50% on June 17, 2016.
·
Eligibility for participation in all of the Company’s executive compensation plans for which any senior executive is eligible including, but not limited to, the Executive Annual Incentive Plan, the Annual Strategic Milestones Incentive Plan, and the Long Term Incentive Plan.

A copy of the employment contract is attached as Exhibit 10.29 to this Current Report on Form 8-K and is incorporated in its entirety herein.

A copy of the press release announcing the appointment of Mr. Kritzmacher as Executive Vice President and Chief Financial Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits
Exhibits:

Exhibit 10.29
Employment Agreement with John Kritzmacher

Exhibit 99.1
Press release dated June 03, 2013 titled “Wiley Names John Kritzmacher as Chief Financial Officer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Stephen M. Smith
Stephen M. Smith
President and Chief Executive Officer

By	/s/ Ellis E. Cousens
Ellis E. Cousens
Executive Vice President and
Chief Financial & Operations Officer

Dated: June 04, 2013